UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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China Armco Metals, Inc.
(Name of Registrant as Specified In Its Charter)

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May 6, 2013
Dear Stockholder:

You are cordially invited to attend the 2013 annual meeting of our stockholders on July 2, 2013, at 2 p.m. Pacific Standard Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

Our Annual Report for the year ended December 31, 2012 on Form 10-K is available through our website at www.armcometals.com under the heading “Investor Relations” and the subheading “Company Financial Reports” and is also included herein.  Additionally, a form of proxy card and information on how to vote by mail, through the Internet, by fax or by phone is included herein.

We sincerely hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you expect to be present at the meeting, please promptly vote as your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by mail, through the Internet, by fax or by phone. If you attend the annual meeting, you may revoke your proxy and vote your own shares.

Sincerely,

China Armco Metals, Inc.

/s/ Kexuan Yao
Kexuan Yao
Chairman of the Board of Directors,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 2, 2013

To the stockholders of China Armco Metals, Inc.,

You are cordially invited to attend the 2013 annual meeting of stockholders of China Armco Metals, Inc. to be held at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404 on July 2, 2013 at 2 p.m. Pacific Standard Time. At the annual meeting you will be asked to vote on the following matters:

•	Proposal 1: To elect a Board of Directors consisting of five members;

•	Proposal 2: To approve a second amendment to the Amended and Restated 2009 Stock Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares; and

•	Proposal 3: To approve an amendment to our Certificate of Incorporation to change our corporate name to Armco Metals Holdings, Inc.;

•	Proposal 4: To hold an advisory vote to approve the compensation of the named executive officers;

•	Proposal 5: To hold an advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers;

•	Proposal 6: To ratify the appointment of Li an Company, PC as our independent registered public accounting firm;

•	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” Proposals 1, 2, 3, 4, and 6 and “Three Years” on Proposal 5. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on May 21, 2013 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in San Mateo, California and Shanghai, China, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, by fax or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Kexuan Yao
Shanghai, China	Chairman of the Board of Directors President and Chief Executive Officer
May 6, 2013

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of China Armco Metals, Inc. for use at our annual meeting of stockholders to be held the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404 on July 2, 2013 at 2 p.m. Pacific Standard Time. Voting materials, including this proxy statement, the proxy card and our 2012 Annual Report on Form 10-K for the year ended December 31, 2012, are being delivered to all or our stockholders on or about May 23, 2013.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	to elect a Board of Directors consisting of five members;
•	to approve a second amendment to the Amended and Restated 2009 Stock Incentive Plan to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares;
•	to approve an amendment to our Certificate of Incorporation to change our corporate name to Armco Metals Holdings, Inc.;
•	to hold advisory vote to approve the compensation of the named executive officers;
•	to hold advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers;
•	to ratify the appointment of Li and Company, PC as our independent registered public accounting firm; and
•	such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote “FOR” each of the nominees to the Board of Directors, “FOR” the approval of the amendment to the Amended and Restated 2009 Stock Incentive Plan, “FOR” the approval of the change of our corporate name from China Armco Metals, Inc. to Armco Metals Holdings, Inc., “FOR” the advisory vote to approve the compensation of the named executive officers; “Three Years” for the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers; and “FOR” the proposal ratifying the appointment of Li and Company, PC.

How do I vote?

You can vote either in person at the annual meeting or by proxy, by mail, by fax, by phone or over the Internet whether or not you attend the annual meeting. To obtain directions to attend the annual meeting, please call (650) 212-7620. If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered the stockholder of record with respect to those shares and we are sending a Notice directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to do so, you can bring the proxy card that is part of this proxy statement or vote at the annual meeting using the ballot provided at the meeting. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting in person.

Most of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name and the Notice is being forwarded to you. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the annual meeting in order to vote in person.

You can vote by proxy in four ways:

•	by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;
•	by Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail;
•	By fax – 202-521-3464; and
•	By phone - 1-866-752-VOTE (8683).

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate.

The Internet, phone and fax voting system for stockholders of record will close at 12:00am, Pacific Standard Time, on July 2, 2013. Please refer to the proxy card for details on all methods of voting.

What happens if additional matters are presented at the annual meeting?

Other than the election of directors, the amendment to the Amended and Restated 2009 Stock Incentive Plan, the amendment to our Certificate of Incorporation, the advisory vote to approve the compensation of the named executive officers, the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers, and  the ratification of the appointment of our auditor, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Caiqing (Christina) Xiong, our corporate secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.  For example, Proposal 6 - ratification of the appointment of Li and Company, PC as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 6. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.”  When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 - the election of a director to our Board of Directors, Proposal 2 - the second amendment to the Amended and Restated 2009 Stock Incentive Plan, Proposal 3 - the amendment to our Certificate of Incorporation, Proposal 4 - the advisory vote to approve the compensation of the named executive officers, Proposal 5 - the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On May 21, 2013, the Record Date for determining which stockholders are entitled to vote, there were 23,484,288 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by fax, by phone or by using the Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; and
•	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one China Armco Metals, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

China Armco Metals, Inc.
Attention: Caiqing (Christina) Xiong, Corporate Secretary
One Waters Park Drive, Suite 98
San Mateo, California 94403
Tel: 650.212.7620
Fax: 650.212.7630
Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of China Armco Metals, Inc.’s 2012 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 by sending a written request to the address listed above under “How can I obtain a separate set of voting materials”. We will furnish the Form 10-K without exhibits at no charge. If you prefer a copy of the Form 10-K including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits). Our 2012 Annual Report on Form 10-K is available by accessing our Investor Relations page of our website at www.armcometals.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to approve the proposals?

In the election of directors, the five persons receiving the highest number of (or plurality) “FOR” votes at the annual meeting will be elected. There will be no cumulative voting in the election of directors. The proposal to approve the second amendment to the Amended and Restated 2009 Stock Incentive Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to our Certificate of Incorporation to change our corporate name to Armco Metals Holdings, Inc. will be approved if there is a quorum and the votes cast “FOR” the proposal reaches the majority of the outstanding voting power. The proposal to ratify the appointment of Li and Company, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

The advisory vote to approve the compensation of named executive officers will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers requires the affirmative vote of the holders of the majority of the votes cast by the holders of the Company’s common stock at the annual meeting.  Stockholders may either vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.”  If none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by stockholders to be the frequency selected by the stockholders. The approval of the advisory vote to approve the compensation of named executive officers and the approval of the advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers are non-binding advisory votes.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I communicate with the non-employee directors on China Armco Metals, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our corporate secretary. Stockholders can send communications by mail to:

Caiqing (Christina) Xiong, Corporate Secretary
China Armco Metals, Inc.
One Waters Park Drive, Suite 98
San Mateo, California 94403

Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the Board of Directors or committees thereof or that our corporate secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing us at:

Caiqing (Christina) Xiong, Corporate Secretary
China Armco Metals, Inc.
One Waters Park Drive, Suite 98
San Mateo, California 94403
Tel: 650.212.7620
Fax: 650.212.7630
Info@ArmcoMetals.com

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors – Proposal No. 6” on page 36.

Director Independence

We are required to have a majority of independent directors within the meaning of applicable NYSE MKT (formerly “NYSE Amex”) Company Guide rules. The Board of Directors has determined three of the five directors are independent, which excludes Kexuan Yao, our Chairman and Chief Executive Officer and Weigang Zhao, vice general manager of Armco (Lianyungang) Renewable Resources Metals,Co., Ltd Inc.. (“Renewable Metals”).

Board Leadership Structure

Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer (CEO) should be separate or combined, but believes that the most effective leadership structure for us at this time is to have these roles combined. Given our size, we believe having a single leader for both our company and the Board of Directors eliminates duplication of effort and efficiency while providing clear leadership for our company. We do not have a lead independent director; however, three of five our current directors are independent and each of our standing committees (Audit, Nominating and Corporate Governance and Compensation) is comprised solely of independent directors. We believe this structure provides adequate oversight of our operations by our independent directors in conjunction with our Chairman/CEO.

Board of Directors Meetings and Attendance

During the fiscal year 2012, the Board of Directors held four meetings. With the exception of Kam Ping Chan and Weiping Shen, each missing one meeting, all directors attended each meeting. In addition, the Board of Directors approved certain actions by unanimous written consent on one occasion. It is our policy that directors should make every effort to attend the annual meeting of stockholders, and Kexuan Yao, Weiping Shen and William Thomson serving at the time attended the annual meeting of stockholders in 2012.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.armcometals.com. We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Complaints Regarding Accounting Matters

The Audit Committee has established procedures for:

•	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and
•	the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The Board of Directors has approved procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Caiqing (Christina) Xiong, Corporate Secretary of China Armco Metals, Inc., One Waters Park Drive, Suite 98, San Mateo, California 94403. Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the Board of Directors or committees thereof or that the corporate secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by China Armco Metals, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (650) 212-7620.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto under Rule 16a-3(d) of the Securities Exchange Act of 1934 filed during the fiscal year ended December 31, 2012, we are not aware that any officer, director or 10% or greater beneficial owner failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 with respect to the fiscal year ended December 31, 2012, other than as set forth below:

Name	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
Fengtao Wen	2	2	2
Weigang Zhao	1	1	1
Kexuan Yao	2	2	2
Weiping Shen	1	1	1

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a written charter. The charters, as they may be amended from time to time, are available on our website at www.armcometals.com. Information concerning the current membership and function of each committee is as follows:

Board of Directors and Committee Membership

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Kexuan Yao
Weigang Zhao
William Thomson	X(1)	X(1)	X
Kam Ping Chan	X	X	X
Weiping Shen	X	X	X(1)
(1) Denotes Chairman.

Audit Committee. The Audit Committee is responsible to the Board of Directors for the areas of audit and compliance and oversees our financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the registered public accounting firm and supervises our compliance with legal and regulatory requirements. The current members of the Audit Committee are Weiping Shen, William Thomson and Kam Ping Chan. The Board of Directors has determined that Mr. Thomson, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Board of Directors has affirmatively determined that none of the members of the Audit Committee have a material relationship with us that would interfere with the exercise of independent judgment and each of the members of the Audit Committee are “independent” as defined in the applicable NYSE MKT rules. The Audit Committee held three meetings during the 2012 fiscal year, with each member attending each meeting with the exception of our director Kam Ping Chan, who missed one Audit Committee meeting. The responsibilities of the Audit Committee, as approved by the Board of Directors, are set forth in the Audit Committee Charter, a copy of which is included as Exhibit 99.1 of our Form 8-K filed with the SEC on October 28, 2009.

Compensation Committee. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board of Directors for its approval and implementation. The current members of the Compensation Committee are Weiping Shen, William Thomson and Kam Ping Chan, each of whom are “independent” directors within the meaning of the applicable NYSE MKT rules.  The chairman of the Compensation Committee is Mr. Thomson.

The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

In September 2011, the Compensation Committee engaged Frederic. W. Cook & Co., Inc., an independent compensation consultant, to advise us on the compensation provided to Mr. Kexuan Yao, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.   In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. As a result of its analysis, Frederic. W. Cook & Co., Inc. recommended that the target compensation to Mr. should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Mr. Yao’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved the New CEO as described below under “Executive Employment Agreements and Narrative Regarding Executive Compensation”.

The Compensation Committee holds two meetings during the 2012 fiscal year. The responsibilities of the Compensation Committee, as approved by the Board of Directors, are set forth in the Compensation Committee Charter, a copy of which is included as Exhibit 99.2 of our Form 8-K filed with the SEC on October 28, 2009.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed: (1) to assist the Board of Directors by identifying individuals qualified to become board members and to recommend for selection by the Board of Directors the director nominees to stand for election for the next annual meeting of our stockholders; (2) to recommend to the Board of Directors director nominees for each committee of the Board of Directors; (3) to oversee the evaluation of the Board of Directors and management and (4) to develop and recommend to the Board of Directors a set of corporate governance guidelines and enhancements to the Code of Business Conduct and Ethics. The responsibilities of the Nominating and Corporate Governance Committee, as approved by the Board of Directors, are set forth in the Nominating and Corporate Governance Committee Charter, a copy of which is included as Exhibit 99.3 of our Form 8-K filed with the SEC on October 28, 2009.  The current members of the Nominating and Corporate Governance Committee are Weiping Shen, William Thomson and Kam Ping Chan, each of whom are “independent” directors within the meaning of the applicable NYSE MKT rules.  The chairman of the Nominating and Corporate Governance Committee is Mr. Shen.

NYSE MKT rules require director nominees to be either selected, or recommended for the Board of Directors’ selection, either by a majority of our independent directors or our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The committee will consider candidates for directors proposed by security holders. The Nominating and Corporate Governance Committee’s policy is to accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by management, existing board members and security holders and direct solicitations, where warranted. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation.

Among the factors that the committee considers when evaluating proposed nominees are their knowledge and experience in business matters and in the metals and recycling industry, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The Nominating and Corporate Governance Committee received no security holder recommendations for nomination to the Board of Directors in connection with the annual meeting of stockholders. Upon the resignation of Mr. Pang on May 4, 2012, the Nominating and Governance Committee recommended and our Board of Director approved that Mr. Weiping Shen to stand for election as a director. The current five members of the Board of Directors of the Company were each elected as a director at the 2012 annual meeting of stockholders. The Nominating and Corporate Governance Committee hold two meetings during the 2012 fiscal year.

DIRECTOR COMPENSATION

The Board of Directors' general policy on director compensation is that compensation for non-employee directors should consist of a combination of cash and equity based compensation. The following table summarizes the compensation paid by us to our directors during the fiscal year of 2012.

Director Compensation Table for the 2012 Fiscal Year

Director	Fees earned or paid in cash ($)	Stock Awards ($) (2)		Total ($)
Kexuan Yao (1)	-	-		0
Weigang Zhao (1)	-	-		0
William Thomson	40,000	-		40,000
Kamping Chan	20,000	1,782	(3)	21,782
Weiping Shen (4)	-	34,500		34,500

(1)
In accordance with our Board of Directors' general policy directors who are full time employees (Messrs. Yao and Zhao) are not paid for his service as a director in addition to their regular employee compensation.

(2)	The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718.
(3)
The amount in this column represents the fair value of 6,250 shares of the Company’s common stock, granted on December 19, 2011, at $0.2851 per share, for his services provided in 2012. Each 50% of such award vested on June 30, 2012 and December 31, 2012.

(4)
Mr. Weiping Shen was appointed to serve as a member of our Board of Directors on May 4, 2012, effectively immediately. The amounts in this column  represent the fair value of 50,000 shares of the Company’s common stock, granted on May 4, 2012, at $0.69 per shares, for his services provided from May 4, 2012 to May 3, 2013. Each 50% of such shares shall vest on September 30, 2012 and May 3, 2013.

Pursuant to our agreement with William Thomson, Mr. Thomson, as compensation for serving as our director, shall receive an annual salary of $40,000 during the fiscal year of 2012, payable on a quarterly basis.

Pursuant to our agreement with Kamping Chan, Mr. Chan, as compensation for serving as our director, shall receive a salary of $20,000 from October 1, 2011 to December 31, 2012, each $5,000 payable on a quarterly basis commencing on March 31, 2012. Mr. Chan shall also receive 6,250 shares of the Company’s common stock, and each 50% of such shares shall vest on June 30, 2012 and December 31, 2012.

Pursuant to our agreement with Weiping Shen, Mr. Shen, as compensation for serving as our director, shall receive a salary of 50,000 shares of the Company’s common stock from May 4, 2012 to May 3, 2013, and each 50% of such shares shall vest on September 30, 2012 and May 3, 2013.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the Board of Directors, the independent accountants, financial management and the internal audit function.

Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2012.

With respect to the fiscal year ended December 31, 2012, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with management our audited consolidated financial statements as of December 31, 2012 and for the year then ended;

•
Discussed with Li and Company, PC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

•
Received from Li and Company, PC written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Li and Company, PC its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the 2012 audited consolidated financial statements in the 2012 Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee of the Board of Directors of China Armco Metals, Inc.

William Thomson, Chairman
Weiping Shen
Kam Ping Chan

Information About Auditors

The Audit Committee of the Board of Directors appointed Li and Company, PC as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the 2012 fiscal year and to report on our consolidated balance sheets, statements of income and other related statements, which appointment was ratified by the stockholders at the 2012 annual meeting of stockholders. Li and Company, PC has served as our independent registered public accounting firm since May 2008. The Audit Committee Charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and audit-related fees paid to the auditors with respect to the 2012 fiscal year were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The following table shows the fees that were billed for the audit and other services provided by Li and Company, PC for the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees
	$137,500	$130,000
Audit-Related Fees
	-	-
Tax Fees
	7,500	7,500
All Other Fees
	3,950	1,600
Total:
	$148,950	$139,100

Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years and services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements.

Audit-Related Fees – This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.

Tax Fees – This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparationand technical tax advice.

All Other Fees – This category consists of fees for attending annual stockholder meeting.

Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services

The Audit Committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws and the corresponding fees for such services. In situations where the full Audit Committee is unavailable to pre-approve any permitted non-audit services to be rendered by our independent registered public accounting firm: (i) our Chief Executive Officer will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC or NYSE MKT, (ii) following such confirmation by the Chief Executive Officer , the Chairperson of the Audit Committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm and (iii) the Chairperson of the Audit Committee will report to the full Audit Committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the Chairperson. Alternatively, after confirmation by the Chief Executive Officer, the full committee may pre-approve engagements of our independent registered public accounting firm at Audit Committee meetings.

All audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in the 2012 and 2011 fiscal year were approved by our Audit Committee. Consistent with these policies and procedures, all future audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm will be approved by the Chairperson of the Audit Committee and ratified by the Audit Committee or approved by the full Audit Committee.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers and Key Employees

The following table sets forth information about our executive officers and key employees as of the date of this report:

Name	Age	Positions and Offices Held
Kexuan Yao	41	Chairman, President and Chief Executive Officer
Fengtao Wen	39	Chief Financial Officer
Weigang Zhao	34	Vice General Manager of Renewable Metals and Director

Kexuan Yao, age 41, Mr. Yao has served as the Chairman of the Board of Directors and Chief Executive Officer since June 2008.  Mr. Yao has served as the Chairman and General Manager of our subsidiary Armco Metals International Limited (formerly “Armco & Metawise (H.K) Limited”) (“Armco HK”) since its inception in 2001.  From 1996 to 2001, Mr. Yao served as the General Manager of the Tianjian Branch for Zhengzhou Gaoxin District Development Co., Ltd., a Chinese metal distribution business.  While at Zhengzhou Gaozin District Development Co., Ltd., his main responsibility was the management of the iron ore import department, which coordinated the delivery of iron ore from around the world into China.  Mr. Yao received a bachelor’s degree from Henan University of Agriculture in 1996 and expects to obtain an EMBA degree from the China Europe International Business School (CEIBS) within this year. Our Board of Directors believes Mr. Yao’s experience in the metal ore business and his experience and success in operating Armco Metals International Limited are important attributes that enhance the quality of the Board of Directors.

Fengtao Wen, age 39, Mr. Wen has served as our Chief Financial Officer since June 2008.  Mr. Wen has served as the accounting manager of our subsidiary Armco Metals International Limited and its subsidiary Henan Armco & Metawise Trading Co., Ltd.  (“Henan Armco”) since 2005 and is responsible for supervision of financial controls and management of these entities.  From 1996 to 2005, Mr. Wen worked in the accounting department of Zhengzhou Smithing Co., Ltd.  Mr. Wen graduated from the Economics Department of Zhengzhou University in 1996.

Weigang Zhao, age 34, Mr. Zhao has been a member of our Board of Directors since June 2008.  Mr. Zhao is a key employee and has served as the Vice General Manager of Armco Metals International Limited’s subsidiary Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”, formerly known as “Armet Lianyuang”) since 2007.  From 2005 through 2006 Mr. Zhao served as a manager in the supply department at Henan Anyang Steel Co., Ltd.  From 2003 through 2004 Mr. Zhao served as the marketing manager at Sinotrans Henan Co., Ltd.  Mr. Zhao graduated with a bachelor’s degree in Economics from Henan College of Finance and Economics in 2002. Our Board of Directors believes Mr. Zhao’s experience in the steel industry is a key qualification for his inclusion on the Board of Directors.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Board of Directors administers the compensation program for the executive officers. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.  The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in the Company.

Chief Executive Officer’s Compensation

On December 18, 2008, we entered into an employment agreement with Mr. Yao, our Chief Executive Officer and Chairman of the Board of Directors, for a term of thirty-six (36) months commencing January 1, 2009 (the “CEO Agreement”). The CEO Agreement expired on December 31, 2011.

On October 26, 2009, we awarded 200,000 shares of our restricted common stock (the “CEO Restricted Stock Award”) pursuant to our 2009 Stock Incentive Plan to Mr. Yao. The shares awarded to Mr. Yao vested 66,667 shares on December 15, 2010, 66,667 shares on December 15, 2011 and 66,666 shares on December 15, 2012.

On February 8, 2011, we awarded 200,000 shares of our restricted common stock (the “CEO Restricted Stock Award”) pursuant to our 2009 Stock Incentive Plan to Mr. Yao. The shares awarded to Mr. Yao vest 125,00 shares on a quarterly basis.

The CEO Agreement and the CEO Restricted Stock Award were approved by our Board of Directors when there were no independent directors on the board. Accordingly, Mr. Yao and other members of management who were also board members in 2008, each had significant influence over the terms and conditions of the CEO Agreement.

Advice of Compensation Consultant

In September 2011, the Compensation Committee engaged Frederic. W. Cook & Co., Inc., an independent compensation consultant, to advise us on the compensation provided to our Chief Executive Officer, Mr. Kexuan Yao, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.

In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. The consultant also gave consideration to the fact that Mr. Yao has provided personal guarantee for certain of our credit facilities. As a result of its analysis, Frederic. W. Cook & Co., Inc. recommended that the target compensation to Mr. Yao should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Mr. Yao’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved the New CEO Agreement as described below under “Executive Employment Agreements and Narrative Regarding Executive Compensation”.

In 2012, Mr. Yao elected to forego the annual cash bonus in amount equal to 50% of his base Salary for 2012 due under Section 4(b) of the New CEO Agreement.

In 2012, the Board of Directors awarded Mr. Yao 50,000 shares of the Company’s common stock as bonus for his service in the first half of 2012, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant, and 68,187 shares of the Company’s common stock as bonus for his service in the second half of 2012, multiplied by $0.35, which was the closing stock price per share on November 12, 2012. Both grants fully vested on the date of grant. The Board of Directors utilized the Evaluation System (as defined below “Other Executive Officers’ Compensations”) in reviewing and determining the awarded stock bonus.

In 2012, given to the limited cash reserve of the Company, the Board of Director approved a grant of an aggregate of 582,223 shares of the Company’s common stock in lieu of the cash compensation of approximately $195,071 (based on the closing stock price on the grant date) foregone at the election by Mr. Yao.

Other Executive Officers’ Compensations

The compensation of our Chief Financial Officer and Vice General Manager of Renewable Metals is determined by the Board of Directors, by reviewing and acting upon proposals by non-interested management. The proposals are formed based upon the scope of the named executive officer’s duties and responsibilities to our Company and a number of performance-based factors including, the individual performance in each evaluation period, and the company’s financial (such as revenue growth, profitability, increase return on investment) and non-financial performance (such as improvement of timely delivery, quality control, cost control, safety of operation, increase of customer base and satisfaction (such performance-based factors collectively as the “Evaluation System”). The Board of Directors also considers pay practice to executives in comparable companies in the location where such executives are based.

Our Board of Directors did not consult with any experts or other third parties in fixing the amount of compensation for our Chief Financial Officer and Vice General Manager of Renewable Metals.

In 2012, the Board of Directors awarded each of our Chief Financial Officer, Mr. Fengtao Wen and Vice General Manager of Renewable Metals, Mr. Weigang Zhao, 50,000 shares of the Company’s common stock as bonus for their services in the first half of 2012, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant.

In 2012, given to the limited cash reserve of the Company, the Board of Director approved a grant of an aggregate of 178,421 shares of the Company’s common stock in lieu of the cash compensation of approximately $60,994 (based on the closing stock price on the grant date) foregone at the election by our Chief Financial Officer, Mr. Fengtao Wen, and a grant of an aggregate of 122,907 shares of the Company’s common stock in lieu of the cash compensation of approximately $42,904 (based on the closing stock price on the grant date) foregone at the election by Vice General Manager of Renewable Metals, Mr. Weigang Zhao.

We do not have employment agreements with our Chief Financial Officer and Vice General Manager of Renewable Metals. The non-interested management proposed to increase the base salary for 2013 of such named executive officers by 10% compared to 2012 provided that the named executive officers meet a set of performance goals required for each of them. The Board of Directors have not discussed or approved such proposal.

Summary Compensation Table

The following table summarizes all compensation recorded by us in the last two fiscal years for:

·	our principal executive officer, our principal financial officer or other individuals serving in a similar capacities; and
·	our two most highly compensated executive officers other than our principal executive officer and principal financial officer, who were serving as executive officers as of December 31, 2012.

For definitional purposes these individuals are sometimes referred to as the “named executive officers”. The value attributable to any stock or option awards is computed in accordance with ASC Topic 718. The amounts reflected in columns (e) represent the dollar amount recognized for financial statement reporting purposes with respect to 2012 and 2011 for the grant date fair value of securities granted in each respective year in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized upon exercise or vesting.

Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards($) (e) (2)		Option Awards ($) (f)	All Other Compensation (i)(1)	Total ($) (j)

Kexuan Yao,
Chief Executive Officer	2012	$250,000	(6)		$289,858	(6)			$539,858
and Director	2011	$99,945		-	$38,170	(3)	-	$-	$138,115

Fengtao Wen,
Chief	2012	$30,764			$77,494	(7)			$108,258
Financial Officer	2011	$26,880		-	$10,335	(4)	-	$-	$37,215

Weigang Zhao,
Vice General
Manager of Renewable Metals	2012	$10,450			$59,404	(8)			$69,854
and Director	2011	$8,364		-	$2,291	(5)	-	$-	$10,655

(1)	All perquisites awarded to the above individuals were less than $10,000 for each of the 2012 and 2011 fiscal years.
(2)	The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718.
(3)
Representing 141,371 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.27, which was the closing stock price per share on December 15, 2011, the date of grant.  Such shares fully vested on the date of grant.

(4)
Representing 38,276 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.27, which was the closing stock price per share on December 15, 2011, the date of grant. Such shares fully vested on the date of grant.

(5)
Representing 8,485 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.27, which was the closing stock price per share on December 15, 2011, the date of grant. Such shares fully vested on the date of grant.

(6)
Representing aggregated shares granted to him in 2012 as follows:
• 435,363 shares of the Company’s common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant;
•215,027 shares of the Company’s common stock, of which 146,860 shares for his fourth quarter of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant, and 68,187shares as stock bonus for his service in the second half of 2012,, multiplied by $0.35, which was the closing stock price per share on November 12, 2012. Such shares fully vested on the date of grant; and
• 125,000 shares of the Company’s common stock for each quarter of 2012 services multiplied by $0.49, which was the closing stock price per share on February 8, 2012, the date of grant per employment agreement. Each of such 125,000 shares vested on April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013, respectively (and such the grants were authorized by our board prior to each such issuance in 2012).

(7)
Representing aggregated shares granted to him in 2012 as follows:
• 10,000 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.57, which was the closing stock price per share on February 6, 2012, the date of grant. Such shares fully vested on the date of grant. Such shares were accounted as 2012 compensation.
• 51,167 shares of the Company’s common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant;
•50,000 shares of the Company’s common stock for bonus for his first half of 2012 service, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; and
• 117,254 shares of the Company’s common stock for his second half of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant. Such shares fully vested on the date of grant.

(8)
Representing aggregated shares granted to him in 2012 as follows:
• 5,653 shares of the Company’s common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant.
•50,000 shares of the Company’s common stock for bonus for his first half of 2012 service, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant.
• 117,254 shares of the Company’s common stock for his second half of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant. Such shares fully vested on the date of grant.

Outstanding Equity Awards at Year End

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#)(b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#)(g) (1)	Value of Shares or Units of Stock that have not Vested ($)(h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(j) (2)
Kexuan Yao	-	-	-	-	-	1,125,000	$551,250	1,125,000	$551,250
Fengtao Wen	-	-	-	-	-	-	-	-	-
Weigang Zhao	-	-	-	-	-	-	-	-	-

(1)	This column reflects the number of shares of our restricted common stock awarded to the respective named executive officer that had not yet vested as of December 31, 2012.
(2)	Determined based on the closing market price of our common stock on December 31, 2012, the last trading day in fiscal year ended December 31, 2011, of $0.49 per share.
(3)
Number of shares reflects each 125,000 shares of restricted common stock which shall vest on January 1, 2013, April 1, 2013, July 1, 2013, October 1, 2013, January 1, 2014, April 1, 2014, July 1, 2014, October 1, 2014 and January 1, 2015 if Mr. Yao remains as our employee at the time of vesting.

Executive Employment Agreements and Narrative Regarding Executive Compensation

Kexuan Yao

On December 18, 2008, we entered into an employment agreement with Mr. Yao, our Chief Executive Officer and Chairman of the Board of Directors, for a term of thirty-six (36) months commencing January 1, 2009 (the “CEO Agreement”). The CEO Agreement expired on December 31, 2011.

On October 26, 2009, we awarded 200,000 shares of our restricted common stock (the “CEO Restricted Stock Award”) pursuant to our 2009 Stock Incentive Plan to Mr. Yao. The shares awarded to Mr. Yao vest 66,667 shares on December 15, 2010, 66,667 shares on December 15, 2011 and 66,666 shares on December 15, 2012. For accounting purposes, we will recognize as compensation expense the approximately $656,000 associated with this restricted stock award over the three (3) year vesting period.

On February 8, 2011, we awarded 200,000 shares of our restricted common stock (the “CEO Restricted Stock Award”) pursuant to our 2009 Stock Incentive Plan to Mr. Yao. The shares awarded to Mr. Yao vest 125,00 shares on a quarterly basis. For accounting purposes, we will recognize as compensation expense the approximately $748,500 associated with this restricted stock award over the three (3) year vesting period.

The CEO Agreement and the CEO Restricted Stock Award were approved by our Board of Directors when there were no independent directors on the board. Accordingly, Mr. Yao and other members of management who were also board members in 2008, each had significant influence over the terms and conditions of the CEO Agreement.

On February 8, 2012, Company and Kexuan Yao entered into a second Employment Agreement (the “New CEO Agreement”), to employ Mr. Yao as the Company’s Chairmen of the Board of the Directors, President, and Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Yao is entitled to, among others, the following compensation and benefits:

● A base salary at an annual rate of (i) $250,000 for the period beginning on the Effective Date through December 31, 2012; (ii) $270,000 for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 for the period beginning on January 1, 2014 through December 31, 2014.

● A cash bonus equal to 50% of Mr. Yao’s base salary for each year during the contract term.

● During the employment term, the compensation committee shall have the discretion to grant Mr. Yao annual bonuses pursuant to a specified time or fixed schedule specified under the compensation plan at the date of the deferral of such compensation.  Mr. Yao is also eligible to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of the Company, as may be approved by the compensation committee and in accordance with any stockholder approval incentive plan in effect at the time of such decision.

● Mr. Yao to receive 1,500,000 shares of the Company’s common stock (the “Restricted Shares”), subject to the terms and conditions of the Amended and Restated China Armco Metals, Inc. 2009 Stock Incentive Plan.  The Restricted Shares will vest according to the following schedule:  125,000 shares of Restricted Shares to vest on the first day of each quarter over a three year period commencing on April 1, 2012 and terminating on January 1, 2015, provided, however, if the Executive is terminated pursuant to Section 5 of the CEO New Agreement, the Executive shall forfeit all the unvested Restricted Shares as of such termination.

● Eligibility to participate in the Company’s benefit plans that are generally provided for executive employees.

Upon certain termination events and a change in control of the Company, Mr. Yao is entitled to certain payments from the Company as described in the Employment Agreement. Pursuant to the Employment Agreement, the Company will indemnify Mr. Yao to the fullest extent that would be permitted by for certain liabilities arising by reason of his employment by the Company, excluding liabilities resulted from gross negligence, gross misconduct, or gross malfeasance of Mr. Yao.  Pursuant to the Employment Agreement, Mr. Yao is also subject to a confidentiality covenant, a non-interference covenant, a non-competition covenant.

The Compensation Committee engaged Frederic. W. Cook & Co., Inc. to advise them on the terms of compensations for Mr. Yao in the New CEO Agreement.  Such New CEO Agreement was adopted and approved by our Compensation Committee.

Other Executive Officers

The compensation of our Chief Financial Officer and Vice General Manager of Renewable Metals is determined by the Board of Directors, by reviewing and acting upon proposals by non-interested management. The proposals are formed based upon the scope of the named executive officer’s duties and responsibilities to our company and a number of performance-based factors including, the individual performance in each evaluation period, and the company’s financial (such as revenue growth, profitability, increase return on investment) and non-financial performance (such as improvement of timely delivery, quality control, cost control, safety of operation, increase of customer base and satisfaction (such performance-based factors collectively as the “Evaluation System”). The Board of Directors also considers pay practice to executives in comparable companies in the location where such executives are based.

Our Board of Directors did not consult with any experts or other third parties in fixing the amount of compensation for our Chief Financial Officer and Vice General Manager of Renewable Metals.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category
Plans approved by our stockholders:	40,000	5.0	1,001,119

Plans not approved by stockholders:
2009 Stock Incentive Plan (1)	-	-

(1) For a description of each of the 2009 Stock Incentive Plan and stock options listed in this table, see “Note 17 - Stockholders' Equity – Stock Incentive Plan” to the consolidated financial statements in our Annual Report, as filed with the SEC.

PRINCIPAL STOCKHOLDERS

At May 1, 2013, the Company had 23,484,288 shares of common stock issued and outstanding. The following table sets forth information known to us as of May 1, 2013 relating to the beneficial ownership of shares of our common stock by:

·	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
·	each director and nominee;
·	each named executive officer; and
·	all named executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (2)
Kexuan Yao(3)	6,960,830	29.33%
Weigang Zhao(4)	192,573	*	%
Fengtao Wen(5)	269,375	*	%
Weiping Shen	50,000	*	%
Kamping Chan	12,500	*	%
William Thomson(6)	16,250	*	%
All Directors and Executive Officers as a Group	7,501,528	31.59%

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o China Armco Metals, One Waters Park Drive Suite 98, San Mateo, California 94403.

(2)
Includes, where applicable, shares of common stock that such person has the right to acquire within 60 days after May 1, 2013. Also includes unvested shares of restricted stock as to which such person has voting power but no dispositive power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially owned by them.

(3)
The number of shares beneficially owned by Mr. Yao, our Chief Executive Officer, including 6,432,455 shares of common stock directly owned by himself, each of 125,000 shares of common stock that shall vest on April 1, 2013 and July 1, 2013 under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee, and 278,375 shares of common stock owned by his spouse, and not including, 875,000 unvested shares that shall vest beyond July 1, 2013 under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee at the time of vesting, and the “1,300,000 pledged shares” as described below. Mr. Yao entered into a Structured Transaction Agreement, dated June 11, 2010, with Crisnic Fund, SA. ("Crisnic Fund"). In connection with that agreement, Mr. Yao pledged 1,300,000 shares of the Company’s common  stock as collateral (the “1,300,000 pledged shares”). After lengthy jurisdictional proceedings in which Crisnic Fund unsuccessfully disputed the jurisdiction of the United States District Court, Mr. Yao acquired discovery in litigation against Crisnic Fund. Crisnic Fund's brokerage account statements reflected that Crisnic Fund sold all 1,300,000 million shares of Mr. Yao's China Armco stock pledged as collateral, without notice to Mr. Yao. The dates of Crisnic Fund's sales ranged from June 29, 2010 through July 8, 2010. The net proceeds of such sales totaled $4,113,064.29. While Crisnic Fund did, on July 27, 2010, send Mr. Yao $1 million in purported loan proceeds, Crisnic Fund did so only after it had already sold Mr. Yao's 1,300,000 shares pledged as collateral. Mr. Yao is currently in litigation to recover all 1,300,000 shares of his China Armco stock and damages, including punitive damages for fraud.

(4)
The number of shares beneficially owned by Mr. Zhao, Vice General Manager of Renewable Metals and a director, includes 187,573 shares of common stock presently outstanding and 5,000 shares underlying warrants to purchase our common stock at $5.00 per share issued in connection with his purchase of 5,000 shares on common stock on July 31, 2008 expiring on July 31, 2013.

(5)
The number of shares beneficially owned by Mr. Wen, our Chief Financial Officer, includes 265,375 shares of common stock presently outstanding and 4,000 shares underlying warrants to purchase our common stock at $5.00 per share issued in connection with his purchase of 5,000 shares on common stock on July 31, 2008 expiring on July 31, 2013.

(6)
The number of shares beneficially owned by Mr. Thomson includes 16,250 shares of our restricted common stock awarded pursuant to our Amended and Restated 2009 Stock Incentive Plan of which 25% of 6,250 shares vested on March 31, 2010, and of which 25% of 6,250 shares vested on June 30, 2010, 25% of 6,250 shares vested on September 30, 2010 and 25% of 6,250 shares vested on December 31, 2010, and 10,000 shares vested on December 15, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions since the beginning of the fiscal year of 2011, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Operating Lease from Chairman, President and Chief Executive Officer and Principal Stockholder

On January 1, 2006, Henan Amrco entered into a non-cancellable operating lease for its 176.37 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC with Mr. Kexuan Yao. Chairman, Chief Executive Officer and significant stockholder of the Company for RMB10,000 per month, which expired on December 31, 2008 and has been extended through December 31, 2013.  Total lease payments for the year ended December 31, 2012 and 2011 amounted to RMB 120,000 (equivalent to $19,022 and $18,564).  Future minimum lease payments required under the non-cancelable operating lease are RMB 120,000 (equivalent to $19,022) for the year of 2013.

Advances from our Chairman, President and Chief Executive Officer and Principal Stockholder conversion to common stock

As discussed more fully under the heading “Liquidity and Capital Resources” in our Annual Report, Mr. Yao, our Chairman, Chief Executive Officer and a significant stockholder, has provided certain personal guarantees for certain of our credit facilities and has had to advance the Company funds from time to time to meet the Company’s liquidity needs.  Such discussion is incorporated by reference under this Item 13.

Advances to the Company, which do not bear interest and have no formal repayment terms, from Mr. Yao at December 31, 2012 and 2011 consisted of $nil and $607,009 respectively.

On December 31, 2012, we executed an advance-to-equity transaction with Mr. Yao, our Chairman and CEO, and issued 717,067 shares of our common stock in exchange for the advance from Mr. Yao in the principle amount of $353,753 at a conversion price of $0.49 per share.

The Company expects to continue to have the Chairman make such advances as he is able to do so and as needed by the Company and will seek in the future to reimburse the Chairman for such advances upon mutually agreeable terms between the Chairman and the Compensation Committee.

Loan from our Chairman, President and Chief Executive Officer and Principal Stockholder

On March 29, 2013, the Company executed a promissory note in the amount of $1,000,000 payable to the Chairman, President and Chief Executive Officer and principal stockholder of the Company.  The note, which is due in one year, accrues interest at 8% per annum.  The proceeds will be used for working capital purposes.

Related Person Transaction Policy

On October 26, 2009, our Board of Directors adopted a written Related Person Transaction Policy that requires the Board of Directors or Audit Committee to approve or ratify transactions between our company or one or more of our subsidiaries and any related person involving an amount in excess of $120,000. Under the Related Person Transaction Policy, the Board of Directors or Audit Committee will review the relevant facts of the proposed transaction and the interest of the related person in the transaction, and either approve or reject the proposed transaction. If a related person transaction that has not been previously approved or previously ratified is discovered, that transaction will be presented to the Board of Directors or Audit Committee for ratification. No director can participate in the deliberation or approval of any related person transaction in which such director is the related person.

For purposes of the Related Person Transaction Policy, a "related person" means (i) any director or executive officer of ours, (ii) any nominee for director, (iii) any 5% beneficial owner of our common stock, (iv) any immediate family member of a director, nominee for director, executive officer or 5% beneficial owner of our common stock, and (v) any firm, corporation, or other entity in which any of these persons is employed or is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest. The Related Person Transaction Policy will provide that the following types of transactions are deemed to be pre-approved under the policy: (1) transactions that are available to related persons on the same terms as such transactions are available to all employees generally; (2) compensation or indemnification arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Board of Directors or the Compensation Committee; (3) transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction; (4) transactions in which the related person's interest derives solely from his or her ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis, (5) director compensation arrangements, if such arrangements have been approved by the Board of Directors or the Nominating and Corporate Governance Committee; and (6) any other transaction which is not required to be disclosed as a "related person transaction" under applicable securities regulations. The Related Person Transaction Policy defines the term "immediate family member" to mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, nominee for director, executive officer, or 5% beneficial owner of our common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or 5% beneficial owner.

Director Independence

We are required to have a majority of independent directors within the meaning of applicable NYSE MKT Company Guide rules. The Board of Directors has determined three of the five directors are independent, which excludes Kexuan Yao, our Chairman, President and Chief Executive Officer, and Weigang Zhao, vice general manager of our subsidiary Renewable Metals.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

The Board of Directors, upon recommendation by the Nominating and Corporate Governance Committee, proposes the election of the following five individuals to serve on its Board of Directors for a term that continues until the next annual meeting of stockholders or their successors are duly elected. These nominees include current board members Messrs. Yao, Zhao, Shen, Thomson and Chan who are standing for reelection. In the event one or more of the nominees is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individual named as proxy on the enclosed proxy card will vote the shares that he represents for the election of such other persons as the Board of Directors may recommend.

The Board of Directors is responsible for supervision of the overall affairs of the company. Following the annual meeting, the Board of Directors will consist of five directors. Four of directors are citizens of the Peoples Republic of China and one a citizen of Canada. The term of each director continues until the next annual meeting or until their successors are duly elected. The names of the nominees for our Board of Directors and information about them are set forth below. There are no family relationships between any of the executive officers and directors.

Kexuan Yao, age 41, Mr. Yao has served as the Chairman of the Board of Directors and Chief Executive Officer since June 2008.  Mr. Yao has served as the Chairman and General Manager of our subsidiary Armco Metals International Limited (formerly “Armco & Metawise (H.K) Limited”) (“Armco HK”) since its inception in 2001.  From 1996 to 2001, Mr. Yao served as the General Manager of the Tianjian Branch for Zhengzhou Gaoxin District Development Co., Ltd., a Chinese metal distribution business.  While at Zhengzhou Gaozin District Development Co., Ltd., his main responsibility was the management of the iron ore import department, which coordinated the delivery of iron ore from around the world into China.  Mr. Yao received a bachelor’s degree from Henan University of Agriculture in 1996 and expects to obtain an EMBA degree from the China Europe International Business School (CEIBS) within this year. Our Board of Directors believes Mr. Yao’s experience in the metal ore business and his experience and success in operating Armco Metals International Limited are important attributes that enhance the quality of the Board of Directors.

Weigang Zhao, age 34, Mr. Zhao has been a member of our Board of Directors since June 2008.  Mr. Zhao is a key employee and has served as the Vice General Manager of Armco Metals International Limited’s subsidiary Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”, formerly known as “Armet Lianyuang”) since 2007.  From 2005 through 2006 Mr. Zhao served as a manager in the supply department at Henan Anyang Steel Co., Ltd.  From 2003 through 2004 Mr. Zhao served as the marketing manager at Sinotrans Henan Co., Ltd.  Mr. Zhao graduated with a bachelor’s degree in Economics from Henan College of Finance and Economics in 2002. Our Board of Directors believes Mr. Zhao’s experience in the steel industry is a key qualification for his inclusion on the Board of Directors.

William Thomson, age 71, is a managing partner of Mercana Growth Partners since 2009, a leading merchant banking and crisis management company. Prior to 2009, he was the president of Thomson Associates Inc. for more than 30 years. Mr. Thomson sits on the Board of Directors of the following publicly-listed companies: Asia Bio Chem Group Co. Ltd. since 2008, Chile Mining Technologies Inc. since 2010, China Armco Metals Inc. since 2009 and theScore Inc. since 2004. During the past 10 years, Mr. Thomson was previously on the Board of Directors of the following public companies: Atlast Pain & Injury Solutions Inc. from June 2006 to March 2007, Acto Digital Video Systems Inc. from December 2003 to January 2004, China Automotive Systems Inc. from September 2003 to July 2010, Greater China Capital Inc. from February 2010 to February 2012,  Imperial Plastech Inc. from November 2002 to January 2005, Industrial Minerals Inc. from March 2007 to June 2009, JITE Technologies Inc. from September 2005 to February 2007, Maxus Technologies Inc. from February 2004 to June 2010, Med Emerg International Inc. from February 1998 to May 2004, Open EC Technologies Inc. from November 2005 to November 2009 and YTW Weslea Growth Capital Corp. From October 2004 to September 2005, Mr. Thomson received his Bachelors’ Degree in Business Commerce from Dalhousie University in 1961, and became a Chartered Accountant affiliated with the Institute of Chartered Accountants in 1963. Mr. Thomson, one of our three independent directors, is also chairman of the Audit Committee. Our Board of Directors believes Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations bring valuable insights to the board’s oversight of business operations, financing and corporate governance. Our Board of Directors believes Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations bring valuable insights to the board’s oversight of business operations, financing and corporate governance.

Kamping Chan, age 58, was appointed as a member of our Board of Directors to replace Mr. Heping Ma effective September 16, 2010.  Since 1994, Mr. Chan has been the Chairman and Executive Director of PNK International, Ltd. and Beston Holdings Group, Ltd. which are engaged in the distribution of metal and metal ore. From 2003 to 2004 Mr. Chan was the Director of International Mineral Limited, an iron ore company, which was acquired by the CITIC PACIFIC in 2004. International Mineral Ltd. was engaged in iron ore exploration and production. From 1989 to 1994, Mr.Chan managed the trading department of Prosperous Enrich, Ltd. which was engaged in importing minerals and ore into the Asian market. From 1985 to 1988 Mr. Chan served as a trader at Cargill Limited in Hong Kong. Mr. Chan graduated from China Fujian Teachers University in 1976 with a Bachelors degree in English.  Mr. Chan brings vast experience in the metals and minerals industries to our Board of Directors.

Weiping Shen, age 42, has been acting as the partner of Shanghai Milestone Assets Management Co., Ltd. since May 2011, where he is the chief researcher and has developed strict investment research practice systems and procedures. Prior to that, Mr. Shen was a TV show host, commenter and journalist with Shanghai Yicai Media Co., Ltd. from July 2003 to May 2011, during which time he hosted shows on the financial channel and was recognized as one of the "Top Ten Outstanding Young Chinese Financial Practitioners in Shanghai".

Being a financial commenter and journalist at the financial channel, Mr. Shen has developed considerable experience in investment research and management and built-up a large network in the media industry and the capital market in China, which we believe enables him to provide insightful advice to the Company’s management and helps enhance the Company's public image in China.

In addition to the each of the individual skills and background described above, the Board of Directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Vote Required

The five persons receiving the highest number of (or plurality) “FOR” votes at the annual meeting will be elected if there is a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

APPROVAL OF SECOND AMENDMENT TO THE AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee, has approved a second amendment to the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”) for an increase in the number of authorized shares of common stock under the Plan (the “Amendment”) and recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to at the annual meeting.

On October 26, 2009, our Board of Directors adopted and approved the 2009 Stock Incentive Plan whereby the Board of Directors authorized 1,200,000 shares of the Company’s common stock to be reserved for issuance. On May 19, 2011, our Board of Directors adopted and approved an amendment and restatement of the 2009 Stock Incentive Plan, the amended and restated 2009 Stock Incentive Plan was subsequently approved at the 2011 annual meeting of stockholders of the Company held on July 9, 2011. The primary purpose for the amended and restated 2009 Stock Incentive Plan was to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,000,000 shares to 2,200,000 shares of the Company’s common stock.

On March 29, 2012, our Board of Directors adopted and approved an amendment to the amended and restated 2009 Stock Incentive Plan to increases the number of shares of common stock that may be issued as awards thereunder by 3,000,000 shares, and such amendment was subsequently approved at the 2012 annual meeting of stockholder held on July 13, 2012. Upon such shareholders’ approval, pursuant to Section 4.1 of the amended and restated 2009 Stock Incentive Plan, as amended (the “Plan”), the maximum number of shares of common stock of the Company that are available for issuance under the plan is 5,200,000.  However, in light of the equity grants made over the past year as part of our ongoing efforts to utilize cash-alternative resource to retain our senior management team and other key employees, the Board of Directors determined that the number of shares currently available under the Plan does not give us sufficient authority and flexibility to adequately provide for further long-term incentives.

As of May 1, 2013:

•	A total of 40,000 shares of our common stock were subject to outstanding options under the Plan.

•
A total of 1,153,125 shares of our common stock were subject to outstanding restricted stock awards under the Plan. For purposes of clarity, this number includes the restricted stock component of the compensation of the named executive officers described on page 20.

•
A total of 1,001,119 shares of our common stock were available for new award grants under the Plan. This number of shares does not include any additional shares that we would be required to issue if all of the remaining vesting conditions of the compensation of the named executive officers described on page 20 were satisfied.

The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the Plan, which are vital to our ability to attract and retain employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success.

The proposed amendment to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 3,000,000 shares, or approximately 12.77% of the 23,484,288 shares of common stock outstanding as of May 1, 2013. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as equity incentive and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following are the material terms of the Plan, as amended by the proposed amendment. The following is qualified in its entirety by reference to the Plan, a copy of which is may be obtained from our Corporate Secretary upon request, and the Amendment, a copy of which is attached hereto as Appendix A.

Material Terms of the Plan

Purpose.  The Plan is intended to enhance the Company’s and its affiliates’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

Administration. The Plan is administered by the Board of Directors. The Board of Directors has the authority to take all actions and to make all determinations required or provided for under the Plan, and its interpretations and decisions with regard thereto are final and conclusive. The Board of Directors is permitted to delegate its authority under the Plan to a committee of the Board of Directors by resolution of the Board of Directors.

Participation. Participants in the Plan are those eligible officers, directors, employees, advisors and consultants of the Company or an affiliate of the Company who, in the judgment of the Board of Directors or its designees are performing, or during the term of their incentive arrangement, will perform important services in our management and operations and are expected to significantly contribute to long-term corporate economic objectives, as well as any other person or entity whose participation is determined to be in the best interests of the Company by the Board of Directors.

Amendment and Termination.  The Board of Directors will be authorized to amend, suspend or terminate the Plan as to any shares of the Company’s common stock as to which awards have not been made. Any amendment to the Plan, however, will be subject to receipt of the approval of the Company’s stockholders if stockholder approval of the amendment is required by any law or regulation or the listing rules of the American Stock Exchange (or any other stock exchange on which the common stock is listed in future), or to the extent determined by the Board of Directors. Stockholder approval will be required for any proposed amendment to the Plan provisions, which are described below, that prohibit the repricing of outstanding stock options or stock appreciation rights or that generally require the option price of any stock option to be at least equal to the fair market value of the Company’s common stock on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the Plan may impair the rights or obligations under that award.

Limitations on Awards. The Plan contains limitations on the number of shares available for issuance with respect to specified types of awards. During any time when the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act:

●
the maximum number of shares of the Company’s common stock subject to stock options or SARs that may be granted under the Plan in a calendar year to any person eligible for an award will be 1,300,000 shares;

●
the maximum number of shares of the Company’s common stock that may be granted under the Plan, other than pursuant to stock options or SARs, in a calendar year to any person eligible for an award will be 1,300,000 shares; and

●
the maximum amount that may be paid as a cash-settled performance-based award will be $1,000,000 for a performance period of 12 months or less and $5,000,000 for a performance period of greater than 12 months.

The maximum number of shares available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares available for issuance under the Plan.

Options. Under the Plan, the Board of Directors, or the committee to which it grants authority under the Plan, may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are employees of the Company or a subsidiary of the Company and the fair market value at the date of grant of the shares of stock with respect to which all ISO’s held by a particular grantee become exercisable for the first time during any calendar year does not exceed $100,000. ISOs and NSOs must be granted a an exercise price that is at least the fair market value of the common stock on the date of grant and the term of these options cannot exceed ten years from the date of grant. The exercise price of an ISO granted to a holder of more than 10% of the common stock of the Company must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. All of the authorized shares of common stock under the Plan are available for grant as ISOs.

Stock Appreciation Rights. Under the Plan, the Board of Directors, or the committee to which it grants authority under the Plan, may grant stock appreciation rights (“SARs”), that confer on the grantee a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of common stock of the Company on the date of exercise over (b) the grant price of the SAR (which shall be at least the grant date fair market value of a share of common stock of the Company) as determined by the Board of Directors or the committee to which it grants authority under the Plan.  The term of each SAR is ten years from the date of grant of the SAR.

Stock Awards. Under the stock component of the Plan, the Board of Directors, or the committee to which it grants authority under the Plan, may, in selected cases, grant to a plan participant a given number of shares of restricted stock, stock units or unrestricted stock. Restricted stock under the Plan is common stock restricted as to sale pending fulfillment of such vesting schedule and requirements as the Board of Directors, or the committee to which it grants authority under the Plan, shall determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive dividends on, and to vote the shares of, the restricted stock. Stock units are a right to be delivered shares of common stock upon fulfillment of such vesting schedule and requirements as the Board of Directors, or the committee to which it grants authority under the Plan, shall determine.  Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Board of Directors, or the committee may award dividend equivalent rights on such units.

Dividend Equivalent Rights. Under the Plan, the Board of Directors, or the committee to which it grants authority under the Plan, may grant dividend equivalent rights (“Dividend Equivalent Rights”), that confer on the grantee a right to receive cash, common stock of the Company, other awards or property equal in value to dividends paid with respect to a specified number of shares of commons stock of the Company, or other periodic payments.  The specific terms and conditions of Dividend Equivalent Rights are as specified by the Board of Directors, or the committee to which it grants authority under the Plan at the time of the grant.

Performance Shares and Other Performance-Based Awards.  The committee may award performance shares and other performance-based awards in such amounts and upon such terms as the committee may determine. Each grant of a performance-based award will have an initial value or target number of shares of common stock that is established by the committee at the time of grant. The committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described below. The committee will establish the performance periods for performance-based awards. Performance-based awards may be payable in cash or shares of common stock, or a combination thereof, as determined by the committee.

The Plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by the committee. Such conditions may include the following:

●	asset write-downs;
●	litigation or claims, judgments or settlements;
●	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;
●	any reorganization or restructuring events or programs;
●	extraordinary, non-core, non-operating or non-recurring items;
●	acquisitions or divestitures; and
●	foreign exchange gains and losses.

Performance Measures. The Plan is designed to permit the committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of section 162(m) of the Internal Revenue Code.

Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act. Under the Internal Revenue Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Internal Revenue Code. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit, or the Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is achieved.

The Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

●	net earnings or net income;
●	operating earnings;
●	pretax earnings;
●	earnings per share;
●	share price, including growth measures and total stockholder return;
●	earnings before interest and taxes;
●	earnings before interest, taxes, depreciation and/or amortization;
●	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

–	stock-based compensation expense;
–	income from discontinued operations;
–	gain on cancellation of debt;
–	debt extinguishment and related costs;
–	restructuring, separation and/or integration charges and costs;
–	reorganization and/or recapitalization charges and costs;
–	impairment charges;
–	gain or loss related to investments;
–	sales and use tax settlement; and
–	gain on non-monetary transaction;
●	sales or revenue growth, whether in general, by type of product or service, or by type of customer;
●	gross or operating margins;
●	return measures, including return on assets, capital, investment, equity, sales or revenue;
●	cash flow, including:
–	operating cash flow;
–
free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure above relating to earnings before interest, taxes, depreciation and/or amortization and one or more other specified adjustments) less capital expenditures;

–	levered free cash flow, defined as free cash flow less interest expense;
–	cash flow return on equity; and
–	cash flow return on investment;
●	productivity ratios;
●	plant productivity measures;
●	measures of operating performance;
●	expense targets;
●	market share;
●	financial ratios as provided in credit agreements of the Company and its subsidiaries;
●	working capital measures;
●	entry into and performance of customer and supplier contracts;
●	completion of acquisitions of businesses or companies;
●	completion of divestitures and asset sales; or
●	any combination of the foregoing business criteria.

Performance under any of the foregoing performance measures may be used to measure the performance of (1) the Company and its subsidiaries and other affiliates as a whole, (2) the Company, any subsidiary, and/or any other affiliate or any combination thereof or (3) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the committee. The committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by the committee. The committee will have the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures.

The committee will have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the committee determines in a manner consistent with the requirements of section 162(m) for deductibility.

Federal Income Tax Consequences of the Plan. The following summarizes the U.S. federal income tax consequences of awards that may be granted under the Plan.

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and section 162(m) of the Internal Revenue Code.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and section 162(m) of the Internal Revenue Code.

Dividend Equivalents Rights. Grantees under the Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. A distribution of common stock or a payment of cash in satisfaction of stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. the Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements and section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the holder. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of common stock, if the Company complies with applicable reporting requirements.

Unrestricted Stock. A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. the Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the Plan may be made by withholding from payments otherwise due and owing to the holder.

Vote Required

The second amendment to the Amended and Restated 2009 Stock Incentive Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN

PROPOSAL 3

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR
CORPORATE NAME TO ARMCO METALS HOLDINGS, INC;

In 2012, the Board of Directors approved an amendment to our Article of Incorporation to change our corporate name from “China Armco Metals, Inc.” to “Armco Metals Holdings, Inc.” and recommended such amendment to be adopted and approved at the 2012 annual shareholder meeting. At the 2012 annual shareholder meeting, while approximately 7.25 million vote cast for the proposal, contrasting 0.53 million vote cast against the proposal and 0.10 million vote abstained, the proposal did not receive the approval of our stockholders because the number of the affirmative vote fell short of the majority of the outstanding voting power, which is the vote required for the stockholders approval of the amendment.

The Board of Directors has determined to submit the proposal to change our name to “Armco Metals Holdings, Inc.” for the stockholders’ reconsideration at this annual shareholder meeting based on its strong belief that the proposed name will better reflect our current business operations, long-term vision, and corporate structure.

As described in details below, as a result of the share exchange with Armco HK, we assumed the business and operations of Armco HK with our principle activities engaged in the import, export and distribution of ferrous and non-ferrous ore and metals.  As the Company develops, in analyzing the Company's strategic plan, our management and board of directors determined that the name of “China Armco Metals, Inc.” did not represent the vision and strategy for how the Company has changed to increase and will continue to increase our business activities and operations around the world including in the United States, and did not reflect the fact that the major ownership of the Company have been shifted to the investors outside of China. Our management and our Board of Directors have determined that it is in our best interest to change our corporate name to Armco Metals Holdings, Inc. as part of the implementation of our strategy of business globalization and development. Our management and our Board of Directors believe that the corporate name change better reflects our current business operations and long-term visions in the metal ores and metal recycling industry worldwide.

In addition, since we assumed the business and operations of Armco HK in 2008, we have incorporated two additional subsidiaries. On June 4, 2009, the Company formed Armco (Lianyungang) Holdings, Inc. (“Lianyungang Armco”), a subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Lianyungang Armco intends to engage in marketing and distribution of the recycled scrap steel. On July 16, 2010, we formed a new subsidiary named Armco Metals (Shanghai) Holdings, Ltd. (“Armco Shanghai”).  Armco Shanghai serves as our China operations headquarters and oversees the activities of the Company regarding financing and international trading. Our management and our Board of Directors believe that the proposed name more accurately represents our expanded subsidiary structure.

Our Corporate History

We were formerly known as Cox Distributing, Inc., which was founded as an unincorporated business in January 1984 and became a “C” corporation in the State of Nevada on April 6, 2007.  Cox Distributing, Inc. was founded by Stephen E. Cox, our former president and chief executive officer, and engaged in the distribution of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho.  Prior to June 27, 2008, Mr. Cox was our only employee.

On June 27, 2008, we entered into a share purchase agreement with Armco Metals International Limited (formerly “Armco & Metawise (H.K) Limited”) (“Armco HK”) and Feng Gao, the sole shareholder of Armco HK.  In connection with the acquisition, we purchased from Ms. Gao 100% of the issued and outstanding shares of Armco HK’s capital stock for $6,890,000 by delivery of our purchase money promissory note.  In addition, we issued to Ms. Gao a stock option entitling Ms. Gao to purchase a total of 5,300,000 shares of our common stock exercisable at $1.30 per share which expired on September 30, 2008 and 2,000,000 shares exercisable at $5.00 per share which expired on June 30, 2010.  On August 12, 2008, Ms. Gao exercised her option to purchase and we issued 5,300,000 shares of our common stock in exchange for our $6,890,000 note held by Ms. Gao.  Prior to the acquisition, there were 10,000,000 shares of our common stock issued and outstanding.  In connection with the acquisition, 7,694,000 shares of common stock held by Mr. Cox were cancelled, leaving 2,306,000 shares of common stock issued and outstanding.  The 5,300,000 shares issued to Ms. Gao represented approximately 69.7% of our issued and outstanding common stock giving effect to the cancellation of 7,694,000 shares of our common stock owned by Mr. Cox.  No additional common stock was issued to Mr. Cox in connection with the acquisition.  After the cancellation of 7,694,000 shares of common stock, Mr. Cox held 6,200 shares.  These shares were exchanged on December 30, 2008 for all of the assets and liabilities of our fertilizer business, after which time we no longer operated the fertilizer business and Mr. Cox was no longer a shareholder.

As a result of the share exchange with Armco HK, we have assumed the business and operations of Armco HK with our principle activities engaged in the import, export and distribution of ferrous and non-ferrous ore and metals. On June 27, 2008, we amended our Articles of Incorporation, and changed our name to China Armco Metals, Inc. to better identify the Company with the business conducted, through its wholly owned subsidiaries in China, import, export and distribution of ferrous and non-ferrous ores and metals, and processing and distribution of scrap steel.

Purposes and Effects of the Proposed Amendment

The change of our name to “Armco Metals Holdings, Inc.” will not affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.  If approved, we will amend our Article of Incorporation, which amendment will be effective upon the filing with the Secretary of State of Nevada. Upon the effectiveness of the change of our name,  our common stock will continue to be listed on NYSE MKT and  we plan to change our stock symbol to “AMCO”.

The Board of Directors proposes and recommends to the stockholders for their approval an amendment to the Company’s Articles of Incorporation (as amended to date) to change the name of the Company by replacing the first paragraph of Article I in its entirety to read:

“The name of the Corporation is: Armco Metals Holdings, Inc.”

If the amendment to the Articles of Incorporation is approved by the shareholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada reflecting the name change of the Company. A copy of such Certificate of Amendment is attached hereto as Appendix B.  The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Nevada.

Vote Required

The amendment to our Certificate of Incorporation to change our corporate name to “Armco Metals Holdings, Inc.” will be approved if there is a quorum and the votes cast “FOR” the proposal reaches the majority of the outstanding voting power.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHANGE OF OUR NAME TO ARMCO METALS HOLDINGS, INC.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company or the Compensation Committee or the Board of Directors; however, the Compensation Committee and the Board of Directors, which are responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Executive Compensation,” the intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Effects of the Advisory Vote

This vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way. The Compensation Committee and the Board of Directors will take into account the outcome of the vote, however, when making future executive compensation decisions

Vote Required

The advisory vote to approve the compensation of named executive officers will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. This is a non-binding advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are also allowed to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board of Directors believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time.  The Board of Directors believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period.  An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation.  The Board of Directors is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company the Compensation Committee or our Board of Directors in any way. The Compensation Committee and the Board of Directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Compensation Committee and the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Effects of Advisory Vote

This vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way. The Compensation Committee and the Board of Directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Compensation Committee and the Board of the Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required

The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers requires a quorum to be present and the affirmative vote of the holders of the majority of the votes cast by the holders of the Company’s common stock at the annual meeting. This is a non-binding advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “THREE YEARS” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES TO
APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT OF LI AND COMPANY, PC

The audit committee has appointed Li and Company, PC as our independent registered public accounting firm to audit the consolidated financial statements of China Armco Metals, Inc. and its subsidiaries for the fiscal year ending December 31, 2013. Representatives of Li and Company, PC will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.  Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of Li and Company, PC to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the audit committee will not be required to select a different independent auditor for our company.

Vote Required

The ratification of the appointment of Li and Company, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF LI AND COMPANY, PC AS THE INDEPENDENT
REGISTERED ACCOUNTING FIRM OF CHINA ARMCO METALS, INC.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2012 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2012 Form 10-K by writing to us at One Waters Park Drive, Suite 98, San Mateo, CA 94403, Attention: Corporate Secretary, or from our website, www.armcometals.com under the heading “Investor Relations” and the subheading “Company Financial Reports.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to China Armco Metals, Inc., One Waters Park Drive, Suite 98, San Mateo, CA 94403 Attention: Corporate Secretary, or by faxing a communication to (650) 212-7630.

PROPOSALS OF STOCKHOLDERS

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2013 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2014 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

China Armco Metals, Inc.
Attention: Caiqing (Christina) Xiong, Corporate Secretary
One Waters Park Drive, Suite 98
San Mateo, California 94403
Tel: 650.212.7620
Fax: 650.212.7630

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2014 annual meeting must be received by us at our principal executive office no later than March 3, 2014 in order to be eligible for inclusion in our 2014 proxy statement and proxy relating to that meeting. Stockholders wishing to submit proposals to be presented directly at our 2014 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, China Armco Metals, Inc., One Waters Park Drive Suite 98, San Mateo, California (650)212-7620. Please note that additional information can be obtained from our website at www.armcometals.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Appendix A

SECOND AMENDMENT TO CHINA ARMCO METALS, INC.’S
AMENDED AND RESTATED
2009 STOCK OPTION PLAN

China Armco Metals, Inc. (the “Company”) previously approved and adopted the Amended and Restated 2009 Stock Option Plan (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its shareholders. By this Amendment, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1.                   Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.                   The effective date of this Amendment to the Plan shall be [____], 2013, upon the stockholders’ approval.

3.                   Section 4.1 of the Plan is amended and restated in its entirety as follows:

Number of Shares Available for Awards

“Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be no greater than 8,200,000 (eight million two-hundred thousand) shares of Stock, all of which may be granted as Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.”

4.                   This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this ______, 2013.

China Armco Metals, Inc.
By:
Its:

Appendix B

CERTIFICATE OF MENDMENT TO
ARTICLES OF INCORPORATION
OF CHINA ARMCO METALS, INC., AS AMENDED

1.	Name of corporation:

                Armco Metals Holdings, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

“ARTICLE I

The name of the corporation is Armco Metals Holdings, Inc. (the “Corporation”).”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:                    .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Kexuan Yao, President and Chief Executive Officer